统一社会信用代码

91330102MA2AXYEX19 (1/1)

营业执照

（副 本）

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名　　称　杭州逐一科技有限公司

类　　型　有限责任公司（非自然人投资或控股的法人独资）

法定代表人　章国伟

经营范围　一般项目：智能控制系统集成；人工智能基础资源与技术平台；计算机系统服务；软件开发；技术服务、技术开发、技术咨询、技术交流、技术转让、技术推广；计算机软硬件及辅助设备批发；计算机软硬件及辅助设备零售；计算机软硬件及外围设备制造；网络技术服务；信息技术咨询服务；新兴能源技术研发；停车场服务；信息系统集成服务；物联网技术研发；物联网技术服务；物联网设备销售；物联网设备制造；物联网应用服务；互联网销售（除销售需要许可的商品）（除依法须经批准的项目外，凭营业执照依法自主开展经营活动）。许可项目：建筑智能化工程施工(依法须经批准的项目，经相关部门批准后方可开展经营活动，具体经营项目以审批结果为准)。

注册资本　陆仟万元整

成立日期　2017年11月03日

营业期限　2017年11月03日 至 长期

住　　所　浙江省杭州市富阳区银湖街道中国智谷富春园区11号楼1314室

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杭州市富阳区市场监督管理局

2022年02月09日